UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2025

EQUATOR Beverage Company
(Exact name of registrant as specified in its charter)

Delaware	000-55269	26-0884348
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Hudson Street, Suite 2500 Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 929-264-7944

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of EQUATOR Beverage Company, a Delaware corporation (the “Company”), approved a reverse stock split of the Company’s authorized, issued, and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-2 (the “Reverse Stock Split”). The Reverse Stock Split was effective on October 27, 2025 (the “Market Effective Date”).

Concurrently, the Board of Directors approved a decrease in the Company’s authorized Common Stock from 20,000,000 shares to 10,000,000 shares, each with a par value of $0.001 per share.

Purpose of the Reverse Stock Split and Authorized Share Reduction

The primary purpose of the Reverse Stock Split is to increase the per-share market price of the Company’s Common Stock. The Board of Directors and the majority of stockholders believe that the large number of outstanding shares and the low trading price of the Common Stock have contributed to limited investor interest, particularly from institutional investors. The Reverse Stock Split is intended to reduce the number of issued and outstanding shares and, as a result, increase the market price per share. However, there can be no assurance that the market price will rise in proportion to the 1-for-2 ratio or be sustained at any higher level.

The Board and majority stockholders also determined that, following the Reverse Stock Split, the number of authorized but unissued shares would be excessive. Therefore, the authorized shares were reduced proportionally from 20,000,000 to 10,000,000 shares.

Effects of the Reverse Stock Split and Reduction in Authorized Common Stock

Effective Date; Symbol; CUSIP. The Common Stock began trading on a split-adjusted basis on the OTCQB on October 27, 2025, under the temporary trading symbol “MOJOD.” The new CUSIP number for the Common Stock is 60841T400. The fifth character “D” will be removed from the Company’s trading symbol after twenty (20) business days, at which time the symbol will revert to “MOJO.”

Split Adjustment; Fractional Shares.  Each stockholder’s total number of shares of Common Stock was automatically converted at a ratio of one (1) new share for every two (2) shares held prior to the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were rounded up to the next whole share. No cash or other consideration will be paid in lieu of fractional shares.

Amendment Filing. The Reverse Stock Split and authorized share reduction were effected through the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State on October 20, 2025. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders holding shares in brokerage accounts will have their holdings automatically adjusted to reflect the 1-for-2 Reverse Stock Split. Holders of certificated shares are not required to exchange their existing certificates, though they may do so at their option.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 20,000,000 shares of Common Stock, of which 18,172,316 shares were issued and outstanding. Following the Reverse Stock Split and reduction in authorized shares, the Company is authorized to issue 10,000,000 shares of Common Stock, with approximately 9,086,158 shares outstanding (subject to rounding adjustments). The par value of the Common Stock remains unchanged at $0.001 per share.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, dated October 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUATOR Beverage Company

/s/ Glenn Simpson
Glenn Simpson
Chairman & CEO

Date: October 24, 2025

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